EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

Minefinders Corporation Ltd.
Vancouver, Canada

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2002 relating to the consolidated financial statements of Minefinders Corporation Ltd., appearing in the Company's Annual Report on Form 20-F for the year ended December 31, 2001.

/s/ BDO Dunwoody LLP -------------------------------------- BDO DUNWOODY LLP

Vancouver, Canada
March 12, 2003